Exhibit 1.1

GREAT PLAINS ENERGY INCORPORATED

6,318,000 shares of common stock
(no par value)

UNDERWRITING AGREEMENT

May 17, 2006

MERRILL LYNCH & CO.
CREDIT SUISSE SECURITIES (USA) LLC

As representatives (the “Representatives”)
of the several Underwriters (as defined below)

c/o Merrill Lynch, Pierce, Fenner & Smith
Incorporated
4 World Financial Center
North Tower
New York, New York 10080

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010

Ladies and Gentlemen:

    Great Plains Energy Incorporated, a Missouri corporation (the “Company”), confirms its agreement with the Representatives and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, no par value, of the Company (“Common Stock”) set forth in Schedule A-I (the “Initial Company Securities”), and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of additional shares of Common Stock to cover over-allotments, if any (the “Option Company Securities”). In addition, the Company and Merrill Lynch & Co. (the “Forward Seller”), at the Company’s request in connection with the letter agreement dated the date hereof between the Company and Merrill Lynch Financial Markets, Inc. (the “Forward Counterparty”), acting through Merrill Lynch & Co., as agent (the “Forward Agreement”), relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement (as such term is defined in the Forward Agreement), of up to 1,755,000 shares of Common Stock (the shares of Common Stock issued by the Company upon settlement of the Forward Agreement, whether pursuant to Physical Settlement (as such term is defined in the Forward Agreement), Net Physical Settlement (as such term is defined in the Forward Agreement), as a result of an Acceleration Event (as such term is defined in the Forward Agreement) or otherwise, the “Settlement Securities”), confirm their respective agreements with each of the other Underwriters with respect to the sale by the Forward Seller and the purchase by the Underwriters, acting severally and not jointly, of the number of shares of Common Stock set forth in Schedule A-II (the “Forward Securities”), which shares will be borrowed by the Forward Counterparty for sale pursuant to this Agreement. In this Agreement, the Initial Company Securities, the Option Company Securities and the Settlement Securities are referred to collectively as the “Company Securities.” The Initial Company Securities, the Option Company Securities and the Forward Securities are referred to collectively as the “Securities.”

The Company and the Forward Seller understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement and the Forward Agreement have been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “SEC”) an automatic shelf registration statement on Form S-3 (No. 333-133891), including the related preliminary prospectus or prospectuses, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the SEC (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement covers the registration of the Securities under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the SEC under the 1933 Act and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Securities that omitted Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement and any preliminary prospectuses that form a part thereof, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

    All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be.

Section 1A. Representations and Warranties of the Company.

(a)  The Company represents and warrants to, and agrees with, each Underwriter, the Forward Seller and the Forward Counterparty as of the date hereof, as of the Applicable Time (as defined below), as of the Closing Time (as defined below) and as of each Date of Delivery (if any) (as defined below) that:

(i)  Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the SEC any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(ii)  Registration Statement, Prospectus and Disclosure at Time of Sale. The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on May 8, 2006, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the SEC, and any request on the part of the SEC for additional information has been complied with.

Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the SEC in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time (and, if any Option Company Securities are purchased, at each Date of Delivery), the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Company Securities are purchased, at each Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the SEC pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 7:00 pm (Eastern time) on May 17, 2006 or such other time as agreed by the Company and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the SEC by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the SEC or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule C hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

      Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Representatives as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.   No filing of any "road show" (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(iii)  Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus at the time they were or hereafter are filed with the SEC, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the SEC thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Prospectus, (a) at the time the Original Registration Statement became effective, (b) at the earlier of time the Prospectus was first used and the date and time of the first contract of sale of Securities in this offering and (c) at the Closing Time (and, if any Option Company

Securities are purchased, at each Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iv)  Due Incorporation and Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Forward Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a Material Adverse Effect (as defined herein).

(v)  Subsidiaries. Each “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) of the Company and each of KLT Inc.; Kansas City Power & Light Company (“KCP&L); KLT Energy Services Inc.; Innovative Energy Consultants Inc.; Custom Energy Holdings, L.L.C.; and Strategic Energy, L.L.C. (“Strategic Energy”) (each, a “Subsidiary” and, together with each “significant subsidiary,” the “Subsidiaries”) has been duly organized or formed and is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of incorporation or formation, has corporate or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect (as defined herein); except as otherwise disclosed in the Registration Statement, all of the issued and outstanding shares of capital stock or limited liability company interests owned directly or indirectly by the Company of each such Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock or limited liability company interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

(vi)  Capitalization. As of the date hereof, the Company’s authorized, issued and outstanding share capital comprises 74,909,798 shares of common stock, without par value; 100,000 shares of 3.80% cumulative preferred stock, par value $100 per share; 100,000 shares of 4.50% cumulative preferred stock, par value $100 per share; 70,000 shares of 4.20% cumulative preferred stock, par value $100 per share and 120,000 shares of 4.35% cumulative preferred stock, par value $100 per share. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(vii)  Accountants. The accountants who issued their reports on the financial statements included or incorporated by reference in the Prospectus are an independent registered public accounting firm within the meaning of the 1933 Act and the 1933 Act Regulations.

(viii)  Financial Statements. The financial statements and any supporting schedules of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the financial position of the Company as of the dates indicated and the results of its operations and cash flows for the periods specified; and, except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis; and any supporting schedules included in the Registration Statement present fairly, in all material respects, the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Prospectus present fairly, in accordance with GAAP, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement.

(ix)  Authorization of Agreements. This Agreement has been duly authorized, executed and delivered by the Company. The Forward Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(x)  Authorization and Description of Securities. The Initial Company Securities and the Option Company Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable and the issuance of the Initial Company Securities and the Option Company Securities is not subject to the preemptive or other similar rights of any securityholder of the Company; the Settlement Securities have been duly authorized and reserved for issuance and sale to the Forward Counterparty pursuant to the Forward Agreement and, when issued and delivered by the Company to the Forward Counterparty pursuant to the Forward Agreement against payment in consideration set forth therein (if any), will be validly issued, fully paid and non-assessable and the issuance by the Company of the Settlement Securities is not subject to the preemptive or other similar rights of any securityholder of the Company; the Common Stock conforms, in all material respects, to all statements relating thereto contained in the Prospectus and such description conforms, in all material respects, to the rights set forth in the instruments defining the same; no holder of the Securities is or will be subject to personal liability by reason of being such a holder; and the Forward Agreement conforms in all material respects to the description thereof in the Prospectus.

(xi)  Material Changes or Material Transactions. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as may otherwise be stated therein or contemplated thereby, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”) and (b) there have been no transactions entered into by the Company and its subsidiaries considered as one enterprise other than those in the ordinary course of business which are material with respect to the Company and its subsidiaries considered as one enterprise.

(xii)  No Defaults. Neither the Company nor any of the Subsidiaries is in violation of its Articles of Incorporation, charter, limited liability company agreement or by-laws. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of the Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject (collectively, the “Agreements and Instruments”). The execution and delivery of this Agreement and the Forward Agreement and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any material Agreements and Instruments, nor will such action result in any violation of the provisions of the Articles of Incorporation, charter, limited liability company agreement or by-laws, of the Company or any of the Subsidiaries or any applicable law, administrative regulation or administrative or court order or decree.

(xiii)  Regulatory Approvals. The Company has made all necessary filings and obtained all necessary consents, orders or approvals in connection with the issuance and sale of the Company Securities or will have done so by the time the Company Securities shall be issued and sold, and no consent, approval, authorization, order or decree of any other court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement and the Forward Agreement, except such as may be required under state securities (“Blue Sky”) laws.

(xiv)  Legal Proceedings; Contracts. Except as may be set forth, incorporated or deemed incorporated by reference in the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any of the Subsidiaries which would reasonably be expected to result in any Material Adverse Effect, or might materially and adversely affect its properties or assets or would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement or the Forward Agreement; and there are no contracts or documents of the Company which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

(xv)  Franchises. The Company and the Subsidiaries hold, to the extent required, valid and subsisting franchises, licenses and permits authorizing them to carry on the respective utility businesses in which they are engaged (including, without limitation, the regulated utility businesses conducted by KCP&L and the competitive electricity supply services provided by Strategic Energy), in the territories from which substantially all of their gross operating revenue is derived, except where the failure to hold such franchises, licenses and permits would not result in a Material Adverse Effect.

(xvi)  Environmental Laws. Except as described, incorporated or deemed incorporated by reference in the Registration Statement and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the Subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xvii)  Investment Company Act. The Company is not and, upon the issuance and sale of the Company Securities as contemplated herein and in the Forward Agreement and the application of the net proceeds from the sale of the Initial Company Securities and the Option Company Securities and the net proceeds (if any) from the sale of the Settlement Securities, each as described in the Prospectus, will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xviii)  ERISA. The Company and the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of the Subsidiaries would have any material liability; the Company and the Subsidiaries have not incurred and do not expect to incur any material liability under (A) Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” or (B) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any of the Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(xix)  Insurance. The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties.

(xx)  Taxes. The Company and each of the Subsidiaries has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, except such as are being contested in good faith by appropriate proceedings, and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had, nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of the Subsidiaries, would reasonably be expected to have, a Material Adverse Effect.

(xxi)  Internal Controls. The Company and each of its Subsidiaries (A) make and keep accurate books and records and (B) maintain internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets; (iii) access to its assets is permitted only in accordance with management’s authorization; and (iv) the reported accountability for its assets is compared with existing assets at reasonable intervals. Except as described in the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxii)  Sarbanes-Oxley. The Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans, and the requirement that the Company and its consolidated subsidiaries maintain the following, among other, controls and procedures:

(A)  a system of “internal accounting controls” as contemplated in Section 13(b)(2)(B) of the 1934 Act;

(B)  “disclosure controls and procedures” as such term is defined in Rule 13a-15(e) under the 1934 Act; and

(C)  “internal control over financial reporting” as such term is defined in Rule 13a-15(f) under the 1934 Act.

(xxiii)  Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(b)  Additional Certifications. Any certificate signed by any director or officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters, the Forward Seller and the Forward Counterparty as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each representation date subsequent thereto.

Section 1B. Representations and Warranties of the Forward Seller . The Forward Seller represents and warrants to, and agrees with, each Underwriter as of the date hereof, as of the Applicable Time and as of the Closing Time that:

(a)  Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Forward Seller and, at the Closing Time, the Forward Seller will have the full right, power and authority to sell, transfer and deliver the Forward Securities.

(b)  Authorization of the Forward Agreement. The Forward Agreement has been duly authorized, executed and delivered by the Forward Seller and constitutes a valid and binding obligation of the Forward Seller, enforceable against the Forward Seller in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(c)  Right to Transfer. The Forward Seller will, at the Closing Time, have the free and unqualified right to transfer the Forward Securities to be sold by the Forward Seller hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Forward Securities and payment of the purchase price therefor as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters will have the free and unqualified right to transfer the Forward Securities purchased by it from the Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

Section 2.  Sale and Delivery to Underwriters; Closing.

(a)  (i) Initial Company Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Company Securities set forth in Schedule A-I opposite the name of such Underwriter, plus any additional number of Initial Company Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(ii)  Forward Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Forward Seller agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Forward Seller, at the price per share set forth in Schedule B, the number of Forward Securities set forth in Schedule A-II opposite the name of such Underwriter, plus any additional number of Forward Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b)  Option Company Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 684,450 shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Company Securities but not payable on the Option Company Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Company Securities upon notice by the Representatives to the Company setting forth the number of Option Company Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Company Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Company Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Company Securities then being purchased which the number of Initial Company Securities set forth in Schedule A-I opposite the name of such Underwriter bears to the total number of Initial Company Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

(c)  Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Company Securities and the Forward Securities shall be made at the offices of Davis Polk & Wardwell, 1600 El Camino Real, Menlo Park, California 94025, or at such other place as shall be agreed upon by the Representatives, the Forward Seller and the Company, at 9:30 A.M. (Eastern time) on the fourth (if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of

Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives, the Forward Seller and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Company Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Company Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment for the Initial Company Securities and the Option Company Securities shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Initial Company Securities and the Option Company Securities to be purchased by them. Payment for the Forward Securities shall be made to the Forward Seller by wire transfer of immediately available funds to a bank account designated by the Forward Seller against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Forward Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities, including any Option Company Securities, that it has agreed to purchase. Each of Merrill Lynch & Co. and Credit Suisse Securities (USA) LLC, individually and not in its capacity as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities, including any Option Company Securities, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)  Denominations; Registration. Certificates for the Initial Company Securities and the Option Company Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Company Securities and the Option Company Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

Section 3. Covenants of the Company.

The Company covenants with each Underwriter as follows:

(a)  Compliance with Securities Regulations and SEC Requests; Payment of Filing Fees. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B and will notify the Representatives immediately, and confirm the notice in writing (which shall include notice by e-mail), until the Closing Time (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the SEC, (iii) of any request by the SEC for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement, (v) any withdrawal or lowering of the rating assigned by Moody’s Investors Service, Inc. or Standard & Poor’s Rating Group (each, a “Rating Agency”) to any debt securities of the Company or the public announcement by any Rating Agency that it has under surveillance or review, with possible negative implications, its rating of such debt securities, but only to the extent such Rating Agency has notified the Company of such surveillance or review, and (vi) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the SEC and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required SEC filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b)  Filing of Amendments and Exchange Act Documents. The Company will give the Representatives and the Forward Seller notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Representatives and the Forward Seller with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives, the Forward Seller or counsel for the Underwriters shall reasonably object. The Company has given the Representatives and the Forward Seller notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives and the Forward Seller with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives, the Forward Seller or counsel for the Underwriters shall reasonably object.

(c)  Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives, the Forward Seller and counsel for the Underwriters, without charge, copies of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and copies of all consents and certificates of experts, and will also deliver to the Representatives and the Forward Seller, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the SEC pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)  Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the SEC pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (e)  Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus relating to the Securities is required to be delivered under the 1933 Act any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or counsel for the Company, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the SEC such amendment, supplement or new registration statement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise as may be necessary to correct such untrue statement or omission or to comply with such requirements, the Company will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)  Earnings Statements. The Company will make generally available to its securityholders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering each twelve month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement.

(g)  Blue Sky Qualifications. The Company will endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate and will maintain such qualifications in effect for as long as may be required for the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided. The Company will promptly advise the Underwriters of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

(h)  1934 Act Filings. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act.

(i)  Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Initial Company Securities and the Option Company Securities and the net proceeds (if any) received by it from the sale of the Settlement Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(j)  Restriction on Sale of Certain Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to sell or lend or otherwise transfer or dispose of any shares of Common Stock or similar securities or any securities convertible into or exercisable or exchangeable or repayable for Common Stock or similar securities or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock or similar securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Initial Company Securities or the Option Company Securities to be sold hereunder or the issuance and sale of the Settlement

Securities, or (B) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans, long-term incentive plans, dividend reinvestment or direct stock purchase plans, employee savings plus (401-K) plans and executive compensation plans of the Company or any of its subsidiaries.

(k)  Listing. The Company will use its best efforts to effect and maintain the listing of the Company Securities on the New York Stock Exchange.

(l)  Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the SEC; provided, however, that the Underwriters are authorized to use the information with respect to the final terms of the Securities in communications conveying information relating to the offering to investors. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the SEC where required, legending and record keeping.

Section 4. Conditions; Obligations.

The obligations of the several Underwriters to purchase and pay for the Initial Company Securities and the Forward Securities pursuant to this Agreement will be subject to the accuracy of the representations and warranties on the part of the Company and the Forward Seller herein and to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company and the Forward Seller of all their respective covenants and agreements herein contained and to the following additional conditions precedent:

(a)  Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee. The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC, and any request on the part of the SEC for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the SEC in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Company shall have paid the required SEC filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b)  Lock-up Agreements. At the Closing Time, the Representatives shall have received agreements substantially in the form of Exhibit A hereto signed by the persons listed on Schedule D hereto.

(c)  Material Changes and Transactions. Since the most recent date as of which information is given in the Prospectus and up to the Closing Time, there shall not have been any Material Adverse Effect, except as reflected in or contemplated by the Prospectus, and, since such date and up to the Closing Time, there shall not have been any material transactions entered into by the Company and its subsidiaries considered as one enterprise other than transactions contemplated by the Prospectus and transactions in the ordinary course of business.

(d)  Opinion of Counsel to the Company. At Closing Time, the Representatives shall have received the favorable opinion dated as of the Closing Time of Sidley Austin LLP, counsel to the Company, addressed to the Underwriters, the Forward Seller and the Forward Counterparty, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

(e)  Opinion of Company General Counsel. At Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Mark English, General Counsel to the Company (“Company General Counsel”), addressed to the Underwriters, the Forward Seller and the Forward Counterparty, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit C hereto. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Missouri and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(f)  Opinion of Counsel to the Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Davis Polk & Wardwell, counsel for the Underwriters, addressed to the Underwriters, the Forward Seller and the Forward Counterparty, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, and the

Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(g)  Officer’s Certificate. At the Closing Time the Underwriters, the Forward Seller and the Forward Counterparty shall have received a certificate of the chief executive officer, President or Vice President and the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that, to the best of their knowledge after reasonable investigation, (i) since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the other representations and warranties of the Company contained in Section 1A hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the SEC.

(h)  Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received a letter from Deloitte & Touche LLP, independent registered public accounting firm to the Company, dated such date, addressed to the Underwriters, the Forward Seller and the Forward Counterparty, in form and substance satisfactory to the Representatives containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the preliminary prospectus supplement dated May 15, 2006 and the prospectus dated May 8, 2006.

(i)  Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Deloitte & Touche LLP, independent registered public accounting firm to the Company, a letter dated as of Closing Time, addressed to the Underwriters, the Forward Seller and the Forward Counterparty, to the effect that such independent registered public accounting firm reaffirms the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three days prior to the Closing Time, and such letter shall contain statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(j)  Approval of Listing. (i) At Closing Time, the Initial Company Securities and the Option Company Securities shall have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representatives.

(ii)  At Closing Time, the Settlement Securities reserved for issuance upon settlement of the Forward Agreement shall have been approved for listing on the New York Stock Exchange, subject to notice of issuance.

(k)  The obligations of the several Underwriters to purchase and pay for, and of the Forward Seller to sell, the Forward Securities are subject to the condition that, at the Closing Time, all of the conditions to effectiveness set forth in Section 3(a) of the Forward Agreement shall have either been satisfied or waived by the Forward Counterparty.

(l)  Conditions to Purchase of Option Company Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Company Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives, on behalf of the Underwriters, shall have received:

(i)  Officers’ Certificate. A certificate, dated as of such Date of Delivery, of the chief executive officer, the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at Closing Time pursuant to Section 4(g) hereof remains true and correct as of such Date of Delivery.

(ii)  Opinion of Counsel to the Company. The favorable opinion of Sidley Austin LLP, counsel for the Company in form and substance satisfactory to counsel for the Underwriters, dated as of such Date of Delivery, relating to the Option Company Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 4(d) hereof.

(iii)  Opinion of Company General Counsel. The favorable opinion of the Company General Counsel, in form and substance satisfactory to counsel for the Underwriters, dated as of such Date of Delivery, relating to the Option Company Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 4(e) hereof.

(iv)  Opinion of Counsel to the Underwriters. The favorable opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Company Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 4(f) hereof.

(v)  Bring-down Comfort Letter. A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letters furnished to the Representatives pursuant to Section 4(h) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three days prior to such Date of Delivery.

(m)  Other Documents. At the Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance (in the case of the Initial Company Securities and the Option Company Securities) and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance (in the case of the Initial Company Securities and the Option Company Securities) and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and to counsel to the Underwriters.

(n)  Termination of Agreement. If any condition specified in subsections (a) - (j), (l) and (m) of this Section 4 shall not have been fulfilled when and as required to be fulfilled, this Agreement or, in the case of any condition to the purchase of Option Company Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Company Securities may be terminated by the Representatives by notice to the Company at any time prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party, except Sections 5 and 6 and the provisions concerning payment of expenses under Section 7 hereof shall survive any such termination and remain in full force and effect.

        Section 5. Indemnification.

(a)  Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”) and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, the Forward Seller and the Forward Counterparty, their respective Affiliates and each person, if any, who controls the Forward Seller or the Forward Counterparty, as the case may be, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 5(d) below) any such settlement is effected with the written consent of the Company; and

(iii)  against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b)  Indemnification of the Company, the Forward Seller and the Forward Counterparty. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, the Forward Seller and the Forward Counterparty their respective Affiliates and each person, if any, who controls the Forward Seller or the Forward Counterparty, as the case may be, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein.

(c)  General. Each indemnified party shall give notice as promptly as reasonably possible to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of the Underwriters, their Affiliates and controlling persons indemnified pursuant to Section 5(a) above, counsel to such indemnified parties shall be selected by the Representatives, in the case of the Forward Seller, the Forward Counterparty and their respective Affiliates and controlling persons indemnified pursuant to Section 5(a) or Section 5(b) above, counsel to such indemnified parties shall be selected by the Forward Seller, and in the case of the Company, its directors, each of its officers who signed the Registration Statement and the Company’s controlling persons indemnified pursuant to Section 5(b) above, counsel to such indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than (i) one counsel (in addition to any local counsel) for the Underwriters, their Affiliates and controlling persons and (ii) one counsel (in addition to any local counsel) for the Forward Seller, the Forward Counterparty and their respective Affiliates and controlling persons, separate from the indemnifying parties’ own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 5 or Section 6 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)  Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 5(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 6. Contribution.

(a)  If the indemnification provided for in Section 5 is unavailable or insufficient to hold harmless an indemnified party, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, liabilities, claims, damages or expenses referred to in Section 5 above as incurred (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Underwriters on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand, and the Underwriters on the other, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses as well as any other relevant equitable considerations. The relative benefits received by the Company (which benefits shall include the proceeds to be received by the Company pursuant to the Forward Agreement assuming full Physical Settlement (as such term is defined in the Forward Agreement) of the Forward Agreement by the Company on the Maturity Date (as such term is defined in the Forward Agreement)) on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the total net proceeds from the offering (before deducting expenses) received by the Company (which benefits shall include the proceeds to be received by the Company pursuant to the Forward Agreement assuming full Physical Settlement (as such term is defined in the Forward Agreement) of the Forward Agreement by the Company on the Maturity Date (as such term is defined in the Forward Agreement)) bear to the total discounts and commissions received by the Underwriters from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6. The amount paid by an indemnified party as a result of the losses, liabilities, claims, damages or expenses referred to in the first sentence of this subsection (a) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending any action or claim which is the subject of this subsection (a). Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters’ obligations in this Section 6 to contribute are several in proportion to their respective purchase obligations as set forth on Schedule A hereto and not joint.

(b)  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates shall have the same rights to contribution as such Underwriter and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

Section 7. Payment of Expenses.

The Company will pay all expenses incident to the performance of its obligations under this Agreement and the Forward Agreement, including:

(a)  The preparation and filing of the Registration Statement and all amendments thereto and the preliminary prospectus and the Prospectus and any amendments or supplements thereto;

(b)  All expenses incident to the performance of the Company’s obligations under this Agreement and the Forward Agreement;

(c)  The preparation, printing, issuance and delivery of the certificates for the Company Securities, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Company Securities;

(d)  The fees and disbursements of the Company’s accountants, counsel, any depositary and their respective counsel;

(e)  The qualification of the Securities under state securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

(f)  The printing and delivery to the Underwriters of copies of any preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors;

(g)  The fees and expenses of any transfer agent or registrar for the Common Stock;

(h)  The cost of preparing, and providing any CUSIP or other identification number for, the Securities;

(i)  The fees and expenses incurred in connection with the listing of the Company Securities on the New York Stock Exchange; and

(j)  All reasonable out of pocket expenses incurred by the Representatives with respect to the road show, including expenses relating to slide production, internet roadshow taping and travel.

The Underwriters shall be responsible for the fees and disbursements of their counsel, Davis Polk & Wardwell, except to the extent provided in Section 7(e).

Section 8. Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters, the Forward Seller, the Forward Counterparty, any of their respective controlling persons, or by or on behalf of the Company, and shall survive the delivery of and payment for any of the Securities.

Section 9. Termination.

(a)  Termination of this Agreement. The Representatives may terminate this Agreement, immediately upon notice to the Company, the Forward Seller and the Forward Counterparty, at any time prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto or the General Disclosure Package), a Material Adverse Effect or (ii) if there shall have occurred any material adverse change in the financial markets in the United States or in the international financial markets, or any outbreak or escalation of hostilities or other calamity or crisis or development involving a prospective change in national or international, political, financial or economic conditions in each case, the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended by the SEC or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange or the NASDAQ national market shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by order of the SEC or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of this Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, or (v) if there shall have come to the attention of the Representatives any facts that would cause the Representatives to believe that the Prospectus or any Permitted Free Writing Prospectus, at the time it was required to be delivered to a purchaser of Securities, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

(b)  General. If the Underwriters shall so terminate this Agreement, pursuant to Section 9(a), such termination shall be without liability of any party to any other party except for any expenses to be paid or reimbursed by the Company pursuant to Section 7 and provided, further, that Sections 5 and 6 shall survive such termination and remain in full force and effect.

Section 10. Default by One of the Underwriters.

If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), then the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth.

If, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

(i)  if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)  if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Company Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of the Company, the Forward Seller, the Forward Counterparty and any non-defaulting Underwriter.

Nothing in this Section 10 and no action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement. In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Company Securities, as the case may be, any of the Representatives, the Forward Seller or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

Section 11. Notices.

Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

If to the Company:

Great Plains Energy Incorporated
1201 Walnut
Kansas City, Missouri 64106-2124
Attention: Treasurer
Facsimile: (816) 556-2992

If to the Underwriters, to the Representatives at:

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
North Tower
New York, New York 10080
Attention: Global Origination Counsel
Facsimile: (212) 449-3207

and

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010
Attention: Gavin Wolfe
Facsimile: (212) 743-1378
Email: gavin.wolfe@credit-suisse.com

If to the Forward Seller:

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
North Tower
New York, New York 10080
Attention: Equity-Linked Capital Markets Group
Facsimile: (212) 738-1069

Telephone: (212) 449-6763

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 11.

Section 12. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 13. Governing Law.

This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Any suit, action or proceeding brought by the Company or the Forward Seller against the Underwriters in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

Section 14. Parties.

This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Forward Seller, the Forward Counterparty and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 5 and 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any of the Underwriters shall be deemed to be a successor by reason merely of such purchase.

Section 15. Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

GREAT PLAINS ENERGY INCORPORATED

By:	/s/ Michael W. Cline
Name: Michael W. Cline
Title: Treasurer and Chief Risk Officer

Accepted by:

MERRILL LYNCH & CO.

MERRILL LYNCH, PIERCE, FENNER
& SMITH INCORPORATED

By: /s/ Karl Newlin
Name: Karl Newlin
Title: Director

CREDIT SUISSE SECURITIES (USA) LLC

By: /s/ Gavin H. Wolfe
Name: Gavin H. Wolfe
Title: Managing Director

Each signing for itself and as
Representative of the Underwriters
named in Schedule A

MERRILL LYNCH & CO.

By: /s/ Karl Newlin
Name: Karl Newlin
Title: Director

As Forward Seller

SCHEDULE A

Schedule A-I
Name of Underwriter	Number of Initial Company Securities to be Sold by the Company

Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,482,975
Credit Suisse Securities (USA) LLC	1,482,975
Banc of America Securities LLC	365,040
Morgan Stanley & Co. Incorporated	365,040
Wachovia Capital Markets, LLC	365,040
BNY Capital Markets, Inc.	125,483
KeyBanc Capital Markets, a division of McDonald Investments Inc.	125,483
Lazard Capital Markets LLC	125,482
Scotia Capital (USA) Inc.	125,482

Total	4,563,000

Schedule A-II
Name of Underwriter	Number of Forward Securities to be Sold by the Forward Seller

Merrill Lynch, Pierce, Fenner & Smith Incorporated	570,375
Credit Suisse Securities (USA) LLC	570,375
Banc of America Securities LLC	140,400
Morgan Stanley & Co. Incorporated	140,400
Wachovia Capital Markets, LLC	140,400
BNY Capital Markets, Inc.	48,262
KeyBanc Capital Markets, a division of McDonald Investments Inc.	48,262
Lazard Capital Markets LLC	48,263
Scotia Capital (USA) Inc.	48,263

Total	1,755,000

Sch A-1

SCHEDULE B

1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $27.50.

2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $26.6062, being an amount equal to the initial public offering price set forth above less $0.8938 per share; provided that the purchase price per share for any Option Company Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Company Securities but not payable on the Option Company Securities.

Sch B-1

SCHEDULE C

NOT APPLICABLE

Sch C-1

SCHEDULE D

DIRECTORS AND OFFICERS OF GREAT PLAINS ENERGY

Michael J. Chesser	Chairman of the Board and Chief Executive Officer
David L. Bodde	Director
William H. Downey	Director, President and Chief Operating Officer
Mark A. Ernst	Director
Randall C. Ferguson, Jr.	Director
William K. Hall	Director
Luis A. Jimenez	Director
James A. Mitchell	Director
William C. Nelson	Director
Linda H. Talbott	Director
Robert H. West	Director
Terry Bassham	Executive Vice President - Finance and Strategic Development and Chief Financial Officer
Shahid Malik	Executive Vice President
Barbara Curry	Senior Vice President, Corporate Services and Corporate Secretary
Michael Cline	Treasurer and Chief Risk Officer
Michael Deggendorf	Vice President - Public Affairs
Todd Kobayashi	Vice President, Strategy and Investor Relations
Lori Wright	Controller
Mark English	General Counsel and Assistant Secretary

Sch D-1

Exhibit A

FORM OF LOCK UP FROM DIRECTORS AND OFFICERS

_________, 2006

MERRILL LYNCH & CO.
CREDIT SUISSE SECURITIES (USA) LLC

As representatives (the “Representatives”)
of the several Underwriters (as defined below)

c/o Merrill Lynch, Pierce, Fenner & Smith
Incorporated
4 World Financial Center
North Tower
New York, New York 10080

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010

Re: Proposed Public Offering by Great Plains Energy Incorporated

Dear Sirs:

The undersigned, a stockholder and an officer and/or director of Great Plains Energy Incorporated, a Missouri corporation (the “Company”), understands that the Representatives propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering of shares (the “Securities”) of the Company’s common stock, no par value (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period of 90 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to sell or lend, or otherwise dispose of or transfer any shares of the Company’s Common Stock or similar securities or any securities convertible into or exercisable or exchangeable or repayable for Common Stock or similar securities, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lockup Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lockup Securities,

A-1

whether any such swap or transaction is to be settled by delivery of any Lockup Securities or such other securities, in cash or otherwise.

Notwithstanding the foregoing, the undersigned may dispose of or hedge an aggregate amount of up to 5,000 shares of Common Stock during the period of 31 days to 90 days from the date of the Underwriting Agreement.

Very truly yours,

Signature:	__________________

Print Name:	__________________

A-2

Exhibit B

FORM OF OPINION OF SIDLEY AUSTIN LLP
TO BE DELIVERED PURSUANT TO SECTION 4(d)

May [__], 2006

MERRILL LYNCH & CO.
As Representative of the several Underwriters and as Forward Seller
MERRILL LYNCH FINANCIAL MARKETS, INC.
As Forward Counterparty
c/o  Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
4 World Financial Center
New York, New York 10080

CREDIT SUISSE SECURITIES (USA) LLC
As Representative of the several Underwriters
11 Madison Avenue
New York, New York 10010

Re:	Great Plains Energy Incorporated 6,318,000 Shares of Common Stock, no par value

Ladies and Gentlemen:

As counsel for Great Plains Energy Incorporated, a Missouri corporation (the “Company”), we address this letter to the Representatives individually and as the representatives of the several Underwriters (the “Underwriters”) named in Schedule A to the Underwriting Agreement dated May 17, 2006 (the “Underwriting Agreement”) among the Representatives, as representatives of the Underwriters, the Company and Merrill Lynch & Co., as Forward Seller thereunder (the “Forward Seller”), with respect to the issuance and sale pursuant thereto of the respective numbers of shares of the Company’s common stock, no par value (the “Common Stock”), set forth in Schedule A-I to the Underwriting Agreement (the “Initial Company Securities”), and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) of the Underwriting Agreement to purchase all or any part of additional shares of Common Stock to cover over-allotments, if any (the “Option Company Securities”), and to the Forward Seller and to the Forward Counterparty (as defined below). In addition, the Underwriting Agreement confirms, in connection with the letter agreement dated May 17, 2006 between the Company and Merrill Lynch Financial Markets, Inc. (the “Forward Counterparty”), acting through the Forward Seller as agent (the “Forward Agreement”), relating to the forward sale by the Company, subject to the terms and conditions of the Forward Agreement, of up to 1,755,000 shares of Common Stock (any shares of Common Stock issued by the Company upon settlement of the Forward Agreement, the

“Settlement Securities”), the respective agreements of the Company and the Forward Seller with each of the other Underwriters with respect to the sale by the Forward Seller and the purchase by the Underwriters, acting severally and not jointly, of the number of shares of Common Stock set forth in Schedule A-II to the Underwriting Agreement (the “Forward Securities”), which shares have been borrowed by the Forward Counterparty and delivered by the Forward Seller for sale pursuant to the Underwriting Agreement. In this letter, the Initial Company Securities, the Option Company Securities and the Settlement Securities are referred to collectively as the “Company Securities.” The Initial Company Securities, the Option Company Securities and the Forward Securities are referred to collectively as the “Securities.”

The Company filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”):

(i) on May 8, 2006, a Registration Statement on Form S-3 (Registration No. 333-133891), which registration statement became effective upon filing pursuant to Rule 462(e) under the 1933 Act; as used in this letter, the term “Registration Statement” shall mean such registration statement including, except as otherwise specified herein, all exhibits thereto (but excluding Form T-1) and the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act and any prospectus supplement relating to the Securities that was filed with the SEC and deemed to be part of and included in the Registration Statement pursuant to Rule 430B(f)(1) under the 1933 Act;

(ii) on May 15, 2006, pursuant to Rule 424(b) under the 1933 Act (“Rule 424(b)”), the Company’s preliminary prospectus supplement dated May 15, 2006 (the “Preliminary Prospectus Supplement”) specifically relating to the Securities and the prospectus dated May 8, 2006 included in the Registration Statement (including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, the “Base Prospectus”); as used in this letter, the term “Preliminary Prospectus” shall mean the Preliminary Prospectus Supplement together with the Base Prospectus; and

(iii) on May 18, 2006, pursuant to Rule 424(b), the Company’s prospectus supplement dated May 17, 2006 (the “Prospectus Supplement”) specifically relating to the Securities and the Base Prospectus; as used in this letter, the term “Prospectus” shall mean the Prospectus Supplement together with the Base Prospectus.

As used in this letter, the term “Applicable Time” means 7:00 p.m. (Eastern time) on May 17, 2006.

Pursuant to the requirement of Section 4(d) of the Underwriting Agreement, this will advise you that in the opinion of the undersigned:

1.    The Registration Statement became effective upon filing with the SEC; the Preliminary Prospectus has been filed pursuant to Rule 424(b) in accordance with Rule 424(b); the electronic road show recording relating to the Securities posted on May 15, 2006 on the website www.netroadshow.com is exempt from filing pursuant to Rule 433 under the 1933 Act; the Prospectus has been filed pursuant to Rule 424(b) in accordance with Rule 424(b); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect nor are any proceedings for such purpose pending before or threatened by the SEC.

2.    The Registration Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein or omitted therefrom and other than the documents incorporated by reference therein, as to none of which we express any opinion except as set forth in paragraph 3 below), at the time the Registration Statement became effective, the Preliminary Prospectus (other than the financial statements, financial data, statistical data and supporting schedules included therein or omitted therefrom and other than the documents incorporated by reference therein, as to none of which we express any opinion except as set forth in paragraph 3 below), at the Applicable Time, and the Prospectus (other than the financial statements, financial data, statistical data and supporting schedules included therein or omitted therefrom and other than the documents incorporated by reference therein, as to none of which we express any opinion except as set forth in paragraph 3 below), as of the date of the Prospectus and as of the date hereof, each complied as to form in all material respects with the requirements of the 1933 Act and the rules and regulations of the SEC promulgated thereunder.

3.    The documents incorporated by reference in the Preliminary Prospectus and the Prospectus (other than the financial statements, financial data, statistical data and supporting schedules included therein or omitted therefrom, as to which we express no opinion), at the respective times such documents were filed with the SEC, complied as to form in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

4.    The Forward Agreement conforms in all material respects to the description thereof in the Prospectus.

5.    The Company is not, and upon issuance and sale of the Company Securities as contemplated in the Underwriting Agreement and the Forward Agreement and the application of the net proceeds from the sale of the Initial Company Securities and the Option Company Securities and the net proceeds (if any) from the sale of the Settlement Securities, each as described in the Prospectus, will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

In acting as counsel for the Company in connection with the transactions described in the first paragraph above, we have participated in conferences with officers and other representatives of the Company, including representatives of the Underwriters and representatives of counsel for the Underwriters, at which conferences the contents of the Registration Statement, the Preliminary Prospectus and the Prospectus and related matters were discussed. We have not participated in the preparation of the documents incorporated by reference in the Registration Statement and the Prospectus and we have not independently checked the accuracy or completeness of, or otherwise verified, and accordingly are not passing upon, and do not assume responsibility for, the accuracy, completeness or fairness of statements contained in the Registration Statement, the Preliminary Prospectus or the Prospectus. However, as a result of such consideration and participation, no facts have come to our attention that have caused us to believe that:

(a)    the Registration Statement, as of each “new effective date” with respect to the Securities pursuant to, and within the meaning of, Rule 430(B)(f)(2) under the 1933 Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(b)    the Preliminary Prospectus, at the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(c)    the Prospectus, as of the date of the Prospectus Supplement and on the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

except in each case we express no belief, and make no statement with respect to, the financial statements, financial data, statistical data and supporting schedules included or incorporated or deemed to be incorporated by reference therein or omitted therefrom.

Insofar as the opinions and statements set forth in paragraphs 2 and (a) above address the Registration Statement at a “new effective date” with respect to the Securities:

(i)    we have been informed by the Representatives that the date of first use of the Preliminary Prospectus was May 15, 2006 and that such use occurred prior to the date and time of the first contract of sale of the Securities for the purposes of Rule 430B(f)(1) under the 1933 Act; and, therefore, we assume that a “new effective date” was May 15, 2006, and we have assumed, with your permission and without independent investigation or verification, the accuracy of such information; and

(ii)    we have been informed by the Representatives that the Applicable Time was immediately prior to the earlier of the date that the Prospectus was first used or the date and time of the first contract of sale of the Securities for the purposes of Rule 430B(f)(1) under the 1933 Act; and, therefore, we assume that a “new effective date” was the Applicable Time, and we have assumed, with your permission and without independent investigation or verification, the accuracy of such information.

For the purpose of rendering the foregoing opinions and making the foregoing statements, we have relied to the extent we have deemed appropriate, as to various questions of fact material to such opinions and statements, upon the representations made by the Company in the Underwriting Agreement and upon certificates of officers of the Company. We also have examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission or which we obtained from the SEC’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). In rendering our opinion set forth in paragraph 1 above with respect to the absence of stop orders or proceedings, we have relied solely upon the oral advice of the staff of the SEC via a telephonic call on the date hereof. In rendering our opinion set forth in paragraph 1 above with respect to the filing of the Preliminary Prospectus and the Prospectus, we have relied solely upon our review of the EDGAR website of the SEC.

In rendering our opinion set forth in paragraph 5 above, we have relied exclusively, as to all factual matters, on the certificate, dated as of the date of this letter, of Terry Bassham, Executive Vice President - Finance and Strategic Development and Chief Financial Officer of the Company.

Any opinion or statement herein which is expressed to be “to our knowledge” or is otherwise qualified by words of like import means that the lawyers currently practicing law with the Firm who have had active involvement in representing the Company in connection with the transactions contemplated by the Underwriting Agreement and the Forward Agreement have no current conscious awareness of any facts or information contrary to such opinion or statement. Except to the extent expressly set forth in this letter, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of this letter.

This letter is limited to the federal laws of the United States of America and the laws of the State of New York. We express no opinion as to matters relating to securities or blue sky laws of any jurisdiction or any rules or regulations thereunder (other than federal securities laws). This letter is based on the law in effect, and the facts and circumstances existing, on the date of this letter. We assume no obligation to update or supplement this letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinions and statements expressed above, including any changes in applicable law which may hereafter occur.

This letter is being rendered and delivered solely to and for the benefit of the persons to whom it is addressed; accordingly, it may not be delivered to or relied upon by any other person (including, without limitation, any person who acquires the Securities from or through the Underwriters), quoted or filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without our prior written consent.

Very truly yours,

Exhibit C

FORM OF OPINION OF COMPANY
GENERAL COUNSEL TO BE DELIVERED
PURSUANT TO SECTION 4(e)

a)
The Company is a validly organized and existing corporation in good standing under the laws of the State of Missouri and is duly qualified as a foreign corporation to do business in the State of Kansas;

b)
The Company is a “holding company,” as defined in Section 1262(a) of the Energy Policy Act of 2005, duly authorized by its Articles of Incorporation, under which it was organized to carry on the business in which it is engaged as set forth in the Prospectus; and the Company has the legal right to function and operate as a “holding company” in the States of Missouri and Kansas;

c)
This Agreement has been duly authorized, executed and delivered by the Company; the Forward Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except that I express no opinion with respect to Section 3(h) of the Forward Agreement;

d)
As of the date of the Prospectus, the Company had outstanding 74,909,798 shares of common stock, without par value; 100,000 shares of 3.80% cumulative preferred stock, par value $100 per share; 100,000 shares of 4.50% cumulative preferred stock, par value $100 per share; 70,000 shares of 4.20% cumulative preferred stock, par value $100 per share and 120,000 shares of 4.35% cumulative preferred stock, par value $100 per share; all of such issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company;

e)
(i) The Initial Company Securities and the Option Company Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable;

(ii) The Settlement Securities have been duly authorized and reserved for issuance and sale to the Forward Counterparty pursuant to the Forward Agreement and, when issued and delivered by the Company pursuant to the Forward Agreement against payment of the consideration set forth therein (if any), will be validly issued, fully paid and non-assessable;

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(iii) No holder of the Securities is or will be subject to personal liability by reason of being such a holder;

f)
The information in the Prospectus under “Description of Capital Stock,” to the extent that it constitutes matters of law, summaries of legal matters, the Company’s charter and bylaws or legal proceedings, or legal conclusions is correct in all material respects;

g)	The issuance of the Company Securities is not subject to the preemptive or other similar rights of any securityholder of the Company;

h)
Each Subsidiary has been duly organized or formed and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock or limited liability company interests owned directly or indirectly by the Company of each Subsidiary have been duly authorized and validly issued, are (in the case of capital stock) fully paid and non-assessable and, to the best of such counsel’s knowledge, such capital stock or limited liability company interests owned by the Company, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim; and none of the outstanding shares of capital stock or limited liability company interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary;

i)
No approval, authorization, consent, certificate or order of any state or federal commission or regulatory authority (other than as may be required under the securities or blue sky laws of the various states, as to which such counsel need express no opinion) is necessary with respect to the issue and sale of the Company Securities as contemplated in this Agreement and in the Forward Agreement;

j)
The Company and the Subsidiaries hold, to the extent required, valid and subsisting franchises, licenses and permits authorizing them to carry on the respective utility businesses in which they are engaged (including, without limitation, the regulated utility businesses conducted by KCP&L and the competitive electricity supply services provided by Strategic Energy), in the territories from which substantially all of their gross operating revenue is derived except where the failure to hold such franchises, licenses and permits would not reasonably be expected to result in a Material Adverse Effect;

k)
To the best of such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company is a party or of which any of its property is the subject which are not described

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in the Registration Statement, including ordinary routine litigation incidental to the business of the Company, are, considered in the aggregate, not material to the financial condition of the Company;

l)
To the best of such counsel’s knowledge, the Company is not in violation of its Articles of Incorporation, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note or lease to which it is a party or by which it or any of its properties may be bound;

m)
The execution, delivery and performance of this Agreement and the Forward Agreement and the consummation by the Company of the transactions contemplated by this Agreement, the Forward Agreement and in the Prospectus (including the issuance and sale of the Company Securities and the use of the net proceeds received by the Company from the sale of the Initial Company Securities and the Option Company Securities and the net proceeds (if any) received by the Company from the sale of the Settlement Securities in the manner specified in the Prospectus under “Use Of Proceeds”) and compliance by the Company with its obligations under this Agreement or the Forward Agreement do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any material Agreements and Instruments, or any law, administrative regulation or administrative or court order or decree known to such counsel to be applicable to the Company of any court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company; nor will such action result in any violation of the provisions of the Articles of Incorporation or by-laws of the Company; and

n)
To the best of such counsel’s knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits to the Registration Statement, the descriptions thereof or references thereto are correct in all material respects, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instruments described, referred to, filed or incorporated by reference therein.

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